UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2011

First Colombia Gold Corp.
 (Exact name of registrant as specified in its charter)

Nevada	000-51203	98-0425310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Carrera 49 No. 51-11 Suite 402, Copacabana, Antioquia Colombia	__________
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  +57 (4) 461-6154

__________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Purchase and Sale Agreement of Unpatented Mining Claims

On December 16, 2011, First Colombia Gold Corp. (the “Company”) entered into a Purchase and Sale Agreement (“Purchase Agreement”) with Boulder Hill Mines Inc., a Idaho corporation (“Boulder Hill”) relating to the purchase from Boulder Hill of three unpatented mining claims situated in Lincoln County, Montana (the “Claims”).  As consideration for the Claims, the Company agreed to issue Boulder Hill 500,000 restricted shares of the Company’s common stock within five days of the Effective Date, is obligated to pay Boulder Hill $25,000 in cash within twelve (12) months of the Effective Date, which is December 16, 2012, and $25,000 in cash within twenty-four (24) months of the Effective Date, which is December 16, 2013.  Boulder Hill sold, transferred and conveyed the Claims to the Company by executing and delivering quitclaim deeds to the Company.

The Purchase Agreement includes customary representations and warranties.  Under the terms of the Purchase Agreement, Boulder Hill has agreed to indemnify the Company from claims resulting from any breach or inaccuracy of any representation or warranty made by Boulder Hill in the Purchase Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Assignment and Assumption of Lease Agreement

On December 16, 2011 (the “Effective Date”), the Company entered into an Assignment and Assumption Agreement (“Assignment Agreement”) with Boulder Hill, and Jim Ebisch (“Ebisch”). Boulder Hill and Ebisch are parties to an Option to Purchase and Royalty Agreement dated July 15, 2008 (the “Option Agreement”) which granted to Boulder Hill an option to acquire an undivided 100% of the right, title and interest of Ebisch in and to that certain Montana State Metallferrous Gold Lease M-1974-06 dated August 21,2006 he entered into with the State of Montana (the “Montana Gold Lease”) under which Ebisch was granted the exclusive right to prospect, explore, develop and mine for gold, silver and other minerals on property situated in Lincoln County, Montana (the “Property”). The Montana Gold Lease is for a ten (10) year term and is subject to the 5% net smelter return due to the State of Montana.  Pursuant to the terms of the Assignment Agreement, Boulder Hill transferred and assigned the Company all of its right, title and interest, in, to and under the Option Agreement and the Company assumed the assignment of the Option Agreement agreeing to be bound, the same extent as Boulder Hill, to the terms and conditions of the Option Agreement.  As consideration for the Assignment Agreement, the Company agreed to issue Boulder Hill 500,000 restricted shares of the Company’s common stock within five days of the Effective Date, is obligated to pay Boulder Hill $25,000 in cash within twelve (12) months of the Effective Date, which is December 16, 2012, and $25,000 in cash within twenty-four (24) months of the Effective Date, which is December 16, 2013.

The Assignment Agreement includes customary representations and warranties.  Under the terms of the Assignment Agreement, Boulder Hill and Ebisch have agreed to indemnify the Company from claims resulting from any breach or inaccuracy of any representation or warranty made by Boulder Hill or Ebisch in the Assignment Agreement and for any breaches of any representations, warranties, obligations, terms or covenants of either Boulder Hill or Ebisch under or pursuant to the Option Agreement.

The Option Agreement and assignment of Boulder Hill’s right, title and interest, in, to and under the Option Agreement provide that the Company will have exercised the option to acquire an undivided 100% of Ebisch’s right, title and interest in and to the Montana Gold Lease after incurring an aggregate of $210,000 in exploration expenditures, paying Ebisch an aggregate of $80,000 plus five per cent (5%) of any joint-venture and buyout payments (hereafter referred to as  ”JV&BP”) and paying filing fees over the term of the Option Agreement.  The Company’s responsibility for the foregoing exploration expenditures and cash payments is inclusive of  exploration expenditures incurred by Boulder Hill to the present and payments previously made by Boulder Hill to Ebisch under the terms of the Option Agreement.

The Option Agreement provides that the cash payments payable to Ebisch shall be made according to the following schedule:

•	$2,500 on or before July 15, 2008 plus five per cent (5%) of any joint-venture and buyout payments (hereafter referred to as “JV&BP”);

•	$2,500 on or before July 15, 2009 plus five per cent (5%) of any JV&BP;

•	$5,000 on or before July 15, 2010 plus five per cent (5%) of any JV&BP;

•	$10,000 on or before July 15, 2011 plus five per cent (5%) of any JV&BP;

•	$15,000 on or before July 15, 2012 plus five per cent (5%) of any JV&BP;

•	$20,000 on or before July 15, 2013 plus five per cent (5%) of any JV&BP; and

•	$25,000 on or before July 15, 2014 plus five per cent (5%) of any JV&BP.

The Option Agreement provides that the exploration expenditures of an aggregate of not less than $210,000 on the Property shall be incurred as follows:

•	on or before July 15, 2009, incur not less than an aggregate of $10,000 in exploration expenditures;

•	on or before July 15, 2010, incur not less than an aggregate of $60,000 in exploration expenditures;

•	on or before July 15, 2011, incur not less than an aggregate of $100,000 in exploration expenditures; and

•	on or before July 15, 2012, incur not less than an aggregate of $210,000 in exploration expenditures.

In addition to the foregoing cash payments and exploration expenditures,  in order to maintain Ebisch’s leasehold interest in the Property the Company will be responsible for paying filing fees over the term of the Option Agreement and the following:

•
make advance royalty payments to Ebisch, commencing on July 15, 2015 and continuing on the 15th day of July each and every year thereafter for so long as the Company or its assigns retains its leasehold interest in the Property, of $25,000 per year; and

•
incur a minimum of $100,000 of annual exploration expenditures on the Property on or before July 15th each and every year after July 15, 2011, which could be offset by exploration expenditures in excess of $100,000 in any prior annual period.

The foregoing description of the Assignment Agreement and Option Agreement do not purport to be complete and are qualified in its entirety by reference to the Assignment Agreement, which includes as an exhibit the Option Agreement.  The Assignment Agreement with the Option Agreement attached as an exhibit thereto is filed as Exhibit 10.2 to this Current Report on Form 8-K is and is incorporated herein by reference.

The Company’s related press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Description of Property

In connection with the Company’s consideration of entering into the foregoing agreements, it conducted a diligence review.  The Claims and property that is subject to the Montana Gold Lease is being referred to by the Company as the “Boulder Hill Project.”  The description of the property underlying the Boulder Hill Project that is contained herein is the product of the Company’s due diligence review.

If you are not familiar with the mineral exploration terms used in this Current Report on Form 8-K, please refer to the definitions of these terms under the caption “Glossary” at the end of Item 9.01 of this Current Report on Form 8-K.

Location

The Boulder Hill Project consists of approximately 60 acres comprised of three unpatented mining claims (the “Claims”) and an option to acquire certain rights under a contiguous lease with the State of Montana (Montana State Metalliferrous Gold Lease M-1974-06, the “Montana Gold Lease”) of approximately 114 acres located in Lincoln County, Montana. The property underlying the Claims and Montana Gold Lease lie in Township 29 North, Range 27 West, Montana Principal Meridian.

Land Status

Mineral rights on federal unpatented lode mining claims can be held indefinitely as long as the annual claim maintenance payments are current. At the present time, all of the required annual claim maintenance payments for the Claims have been made. The initial term on the Montana Gold Lease is for a ten-year period commencing on August 21, 2006, which may be renewable. The total area consisting of the Boulder Hill Project consists of approximately 174 acres. The total annual property maintenance costs due the state and federal government for the Boulder Hill Project is currently about $800/year.

History

The Boulder Hill Project contains several historic prospect pits and adits, which we believe were excavated in the late 19th century or early 20th century.  Bright white quartz veins with low gold contents attracted early prospectors to the Boulder Hill Project area. In 1995 during a regional reconnaissance conducted by Jim Ebisch, these original mine workings were sampled. Quartz vein samples from these historic workings were found in 1995 to contain low-grade gold; however, one prospect pit further down the hill, also originally sampled at the same time, contained altered, siliceous metasediments that have a far different appearance than that of the bright white quartz veins. These metasediments, poorly exposed in the prospect pit, were found  to contain gold grades much higher than that of the bright white quartz veins that attracted historic attention. We have not independently verified this information and can provide no assurance that any of or exploration work will result in similar results.

Regional Geology

The Boulder Hill Project is located within an area that includes the Belt Basin of the northwestern United States. Mineralization is hosted by the Precambrian Age Prichard Formation. The Boulder Hill Project lies near the crest of the Wolf Creek Anticline. The rocks exposed in that area are thought to belong to the G Member of the Prichard Formation. The Boulder Hill Project also lies immediately south of the Wolf Creek Fault, an important regional structure.

Boulder Hill Project Geology

Structurally the Boulder Hill Project is on the downthrown side of the Wolf Creek fault, and the project is considered by us as a straiform sulfide target within the Middle Prichard Formaton in Lincoln County, Montana.

Our exploration plan at the Boulder Hill Project is designed to target what are believed to be Stratabound gold occurrences. Poorly-exposed gold mineralization found during the aforementioned reconnaissance exploration at the Boulder Hill Project within a prospect trench in 1995 is in contrast to the bright white quartz veins that were of historic interest. The rocks containing the gold mineralization found in 1995 consisted of silicified, sericitized, and pyritic to locally gossanous metasediments. We have not independently verified this historical information and can provide no assurance that any of or exploration work will result in similar results.

Project Infrastructure, Access and Power

The Boulder Hill Project is located in an area of low-lying hills, away from residential areas. A paved road, a power line, and a railway line passes within one mile of the subject area.  An improved gravel road passes by northwestern portion of the property. Skid trails lead to the area where the gold mineralization was found during the 1995 exploration and a subsequent follow-up site visit in 2008 by Mr. Ebisch. There are no accessible tunnels or shafts on the subject area.. The source of water for proposed drilling is currently uncertain, which may require initially hauling of water for drilling purposes.

Reserves

There are no established probable or proven reserves on the property underlying the Boulder Hill Project.  Our due diligence activities have been limited, and to a great extent, have relied upon information provided to us by third parties.  We have not established and cannot provide any assurance that any of the properties underlying the Boulder Hill Project contain adequate, if any, amounts of gold or other mineral reserves to make mining economically feasible to recover that gold or other mineral reserves, or to make a profit in doing so.

Permitting

The Boulder Hill Project consists of state leased land and federal unpatented mining claims. To conduct activities involving water for drilling or significant surface disturbance on federal unpatented mining claims a Plan of Operation (“POO”) must be approved ,in addition to any required state permits. There no assurance that a POO will be approved. State leases, in addition to granting mineral rights, require applications for activities that would cause surface disturbance and concerning water discharge.

Proposed Exploration Plan

Several phases of exploration work will be necessary to move forward this project. Each successive phase of work is contingent upon the results of previous phases. The first phase will require geological mapping and sampling. Concurrent with this work, excavation of trenches on the underlying property will be necessary to expose and sample mineralization of interest. Geophysics may also be done on the property if the mineralization found by trenching has characteristics that lend to detection by geophysical methods. The total cost of this work is estimated to be $49,500.

The second phase of work will involve limited drilling, consisting of 3-5 diamond drill holes. These will test for near-surface strata bound gold. The total cost of this work is estimated to be $214,500.

The third phase of work will involve the drilling of one-two deep drill holes, each with an estimated depth of 1,500 feet. These will test for deep strata bound gold close to the Wolf Creek Fault. The total cost of this work is estimated to be $338,000.

Our current cash on hand is insufficient to complete any of the activities set forth in our planned exploration program.  We have postponed the commencement of any exploration and development program until such time that we are able to secure sufficient financing.  We can provide no assurance that we will be successful in securing sufficient financing.  Provided we are able to secure sufficient financing, we anticipate that we will incur the following costs for the next twelve months:

Proposed Exploration Budget

Stage 1 (Trenching and Geophysics)

Permitting and Bonding	$6,500
Trench rehabilitation, new trenching, surveying and sampling	$9,500
Supervision, geologic mapping and reporting	$10,000
Analyses (100 samples @ $40 each)	$4,000
Geophysics & Reclamation	$15,000
Administration & overhead @ 10%	$4,500
Subtotal	$49,500

Stage 2 (Shallow Drilling)

Permitting and Bonding	$10,000
Surface diamond drilling 3-5 holes @ 400 ft depth average @ $70/ft	$140,000
Site Preparation & Reclamation	$10,000
Supervision, core logging, sampling and reporting	$25,000
Analyses (100 samples @ $50 each)	$5,000
Core Handling/Storage	$5,000
Administration & overhead @ 10%	$19,500
Subtotal	$214,500

Stage 3 (Deep Drilling)

Permitting and Bonding	$5,000
Surface diamond drilling 2 holes @ 1,500 feet each @$90/foot	$270,000
Site Preparation & Reclamation	$3,000
Supervision, core logging, sampling, and reporting	$20,000
Analyses (100 samples @$50/each)	$5,000
Core Handling/Storage	$5,000
Administration & overhead @ 10%	30,800
Subtotal	$338,800
Grand Total	$602,800

This exploration plan may change or be terminated depending on the results from each stage of exploration.

Item 9.01      Financial Statements and Exhibits.

(d)      Exhibits. The following exhibit is filed herewith.

Exhibit No.	Description

10.1	Purchase and Sale Agreement, dated December 16, 2011, by and among the Company and Boulder Hill Mines Inc.

10.2	Assignment and Assumption Agreement, dated December 16, 2011, by and among the Company, Boulder Hill Mines Inc. and Jim Ebisch

99.1	Text of Press Release of First Colombia Gold Corp., dated December 21, 2011

Glossary of Certain Mining Terms

anticline	A fold with strata sloping downward on both sides from a common crest

gossanous	Having the properties of gossan, an intensely oxidized, weathered or decomposed rock, usually the upper and exposed part of an ore deposit or mineral vein

metalliferrous	Containing metal

metasediments	Sediment or sedimentary rock that shows evidence of having been subjected to metamorphism.

pyritic	A brass-colored mineral, FeS2, occurring widely and used as an iron ore and in producing sulfur dioxide for sulfuric acid

sericitized	fine grained mica, similar to muscovite, illite, or paragonite

silicized	conversion of something into, or the reaction of something with, silica

Straiform sulfide	Sulfide having extensive horizontal development.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 21, 2011

First Colombia Gold Corp.

By:	/s/ Tony Langford
Name:	Tony Langford
Title:	Chief Executive Officer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Purchase and Sale Agreement, dated December 16, 2011, by and among the Company and Boulder Hill Mines Inc.

10.2	Assignment and Assumption Agreement, dated December 16, 2011, by and among the Company, Boulder Hill Mines Inc. and Jim Ebisch

99.1	Text of Press Release of First Colombia Gold Corp., dated December 21, 2011